UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2005

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2005, Leadis Technology, Inc. (“Leadis”) entered into an employment agreement (the “Employment Agreement”) with Tony Alvarez in connection with his appointment as president and chief executive officer.

Under the Employment Agreement, Mr. Alvarez will receive an annual base salary of $350,000. The Employment Agreement also provides that Mr. Alvarez will be eligible to participate in Leadis’ 2006 Bonus Plan, with an annual target payout of $210,000. Upon his commencement of services on November 29, 2005 (the “Start Date”), Mr. Alvarez was granted a nonstatutory stock option to purchase 750,000 shares of Leadis Common Stock under the 2004 Equity Incentive Plan, with an exercise price per share equal to the closing price as reported on the Nasdaq National Market on November 28, 2005. The option will be subject to a four-year vesting schedule. In the event of Mr. Alvarez’s Qualified Termination (as such term is defined in the Employment Agreement), Mr. Alvarez would be entitled to severance equal to his annual base salary and target bonus following his execution of a full general release of claims against Leadis. If such Qualified Termination were to occur following a Change in Control (as defined in the Employment Agreement) that is consummated during Mr. Alvarez’s first year of employment with Leadis, Mr. Alvarez would be entitled to severance equal to his annual base salary and target bonus and 24 months of vesting of his outstanding options. If such Qualified Termination were to occur following a Change in Control that is consummated after Mr. Alvarez’s first year of employment with Leadis, Mr. Alvarez would be entitled to severance equal to twice his annual base salary and target bonus and full vesting of his outstanding options.

The foregoing description is subject to, and qualified in its entirety by, the Employment Agreement. The Employment Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of Principal Officer.

On November 29, 2005, Leadis issued a press release announcing the appointment of Tony Alvarez as president and chief executive officer. Prior to joining Leadis, Mr. Alvarez held various leadership roles at Cypress Semiconductor (“Cypress”), since joining them in 1987. From February 1998 to July 2005, Mr. Alvarez was Senior Vice President of Cypress’ Memory and Imaging Products Division. From October 1989 to June 2001, Mr. Alvarez served as Vice President of Research and Development. From July 1987 to October 1989, Mr. Alvarez held several senior design management roles in the BiCMOS program. Prior to joining Cypress, Mr. Alvarez held various technical engineering positions at Motorola, Inc. Mr. Alvarez is 49 years old and holds bachelors and masters degrees in electrical engineering from Georgia Institute of Technology.

As chief executive officer, Mr. Alvarez has been appointed as a member of Leadis’ board of directors.

Dr. Steve Ahn, the founder and former Chief Executive Officer of the company, will continue to serve in the capacity as Executive Vice President. Dr. Ahn will also continue to serve as a member of the board of directors.

The press release announcing the appointment of Mr. Alvarez is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between the Company and Tony Alvarez, dated November 28, 2005.

99.1	Press release, dated November 29, 2005, announcing the appointment of Tony Alvarez as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: December 1, 2005	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Tony Alvarez, dated November 28, 2005.

99.1	Press release dated November 29, 2005, announcing the appointment of Tony Alvarez as President and Chief Executive Officer.